PURCHASE AGREEMENT


         This PURCHASE AGREEMENT (hereinafter referred to as the "Contract") is entered into by and between Dina, Inc, corporation (hereinafter referred to as "Seller"), and Hospitality Plus Corporation, a Nevada corporation AND/OR ITS SUCCESSORS OR ASSIGNS (hereinafter referred to as "Purchaser").

                                P R E M I S E S:

         WHEREAS, Seller is the owner of certain real property and improvements ("Real Property"), as more particularly described herein, and consisting of the following hotel;



         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of Seller's right, title and interest in and to the real property described herein and the improvements thereon.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, Seller and Purchaser do hereby agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE

         1.1 REAL PROPERTY AND IMPROVEMENTS. Upon and subject to the terms and conditions hereinafter set forth, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, the real property all improvements located on the land and any and all amenities and other improvements located on the land, and all personal property presently owned by Seller and located on or in the Real Property or used in connection with the operations and maintenance of the hotels and being the real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes, together with all rights, ways, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to any streets, alleys or rights-of-way adjoining said real property and to any strips or gores between said real property and all abutting properties (hereinafter collectively referred to as the "Property"), for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

         1.2 PERSONAL PROPERTY. All personal property presently owned by Seller and located on or in the Real Property or used in connection with the operation and maintenance of the Hotel, including, without limitation, all of Seller's fixtures, furniture, machinery, vehicles, equipment, linens, kitchen and bar equipment and supplies, building materials, supplies, merchandise inventories, hardware, carpeting, draperies, wall coverings, guest supplies, signs, food and beverage inventories, and all other personal property used in connection with the operation of the Hotel (all of such personal property being hereinafter referred to as the "Personal Property"). To the extent any items of Personal Property are subject to operating leases or executory contracts that are assignable, Seller shall convey such property subject to such operating leases or executory contracts. Within (15) days after the Effective Date, Seller's most recent inventory (the "Personal Property Inventory") of all of the Personal Property (and executory contracts and operating leases relating thereto) shall be delivered to Purchaser. On the Closing Date, such Personal Property Inventory shall be supplemented in accordance with the terms and provisions hereof. Such Personal Property Inventory and the supplements thereto, shall, upon delivery to Purchaser as aforesaid, be and constitute a part of this Agreement, to the same extent as if fully set forth herein.

                                   ARTICLE II

                                 PURCHASE PRICE

     2.1 PURCHASE PRICE. The Purchase Price for the Property (hereinafter referred to as the "Purchase Price") shall be Two Million Five hundred Thousand and no/100 Dollars ($2,500,000) payable as follows:

          (a) Cash. Purchaser will pay cash in the amount of $300,000, at Closing.

          (b) Stock. Purchaser will also transfer Two hundred thirty thousand shares of Inn-vestor Inc. that buyer guarantees to register with the Securities and Exchange Commission within 100 days of closing.

                                   ARTICLE III

                                  EARNEST MONEY

     3.1 EARNEST MONEY DEPOSIT. Within five (5) days of the full execution of this Contract, Purchaser shall deposit with Fidelity National Title located at 5323 Spring Valley Road, Suite 150, Dallas, Texas (hereinafter referred to as the "Title Company"), $25,000.00 to assure prompt observance of this Contract by Purchaser (hereinafter referred to as the "Earnest Money Deposit").

     3.2 INTEREST BEARING ACCOUNT. The Title Company shall be instructed to invest the Earnest Money Deposit in a federally insured, interest bearing account. The term "Earnest Money Deposit" shall include the initial deposit of $25,000 described above plus any interest thereon. The Earnest Money Deposit shall apply to the Purchase Price at Closing.

                                   ARTICLE IV

                                  TITLE STATUS

     4.1 TITLE COMMITMENT. Seller shall deliver or shall cause to be delivered to Purchaser within twenty (20) days after the Effective Date (as hereinafter defined in Paragraph 13.11), a Commitment for Title Insurance, Texas standard form (hereinafter referred to as the "Commitment") together with legible copies of all instruments and documents referred to therein as exceptions to title to the Property (hereinafter referred to as the "Exception Dcouments"), in the amount of the Purchase Price, in favor of Purchaser, pursuant to which the Title Company agrees, subject to the provisions thereof, to issue at Closing an Owner Policy of Title Insurance (hereinafter referred to as the "Owner Policy") to Purchaser.

     4.2 REVIEW OF TITLE COMMITMENT. The review of the Title Commitment shall be governed by the following:

          (a) Purchaser Obligations. Purchaser shall have Five (5) days after the latest to be received of: (i) the Commitment; (ii) the Exception Documents; and (iii) the Survey (as hereinafter defined in Paragraph 5.1), to provide to Seller written objections to the status of title to the Property. If such written objections have not been received by Seller prior to the end of such fifteen (15) day period, Purchaser shall be deemed to have conclusively accepted and approved the status of title to the Property, as shown by the Commitment.

          (b) Seller Obligations. If Purchaser does timely deliver to Seller such written objections, Seller shall have Five (5) days from the receipt of the objections to attempt to cure such objections. If Seller is unable to cure such objections within such Five (5) day period, Purchaser may either: (i) waive such objections in writing and purchase the Property notwithstanding such objections; (ii) extend Seller additional time, not later than the date of Closing, to cure such objections; or (iii) terminate this Contract by written notice to Seller, in which event the Earnest Money Deposit shall be returned to Purchaser on demand, and neither Seller nor Purchaser shall have any further obligations hereunder.

     4.3 CONVEYANCE BY DEED. Seller shall deliver to Purchaser, at Closing, a Special Warranty Deed (hereinafter referred to as the "Deed") conveying fee simple title to the Property to Purchaser, subject to the exceptions to title contained in the Commitment approved or waived by Purchaser pursuant to Paragraph 4.2 hereof (hereinafter referred to as the "Permitted Exceptions").

                                    ARTICLE V

                                     SURVEY

         5.1 DESCRIPTION OF SURVEY. Seller, at its cost and expense, shall provide to Purchaser, within twenty-five (25) days after the Effective Date, a current survey of the Property prepared by a licensed surveyor or professional engineer (hereinafter referred to as the "Survey"), which survey shall: (i) be in form and content sufficient to delete the standard survey exception from the Owner Policy at Seller's expense; (ii) be accompanied by a metes and bounds description of the Property which description shall tie this Property to the adjacent property boundaries setting forth the acreage within the Property;
(iii) locate, and identify by volume and page reference, if applicable, all existing improvements, fences, waterways, lakes, ponds, encumbrances, encroachments, conflicts, protrusions, uses, highways, streets, roads, easements, alleys and rights-of-way, upon or adjacent to the Property, which are visible on the ground or listed in the Commitment; (iv) show the location of the "100-year frequency flood plain" on the Property, if applicable, or, if inapplicable, shall certify that such flood plain does not affect the Property; and (v) set forth the number of Gross Acres and Net Acres contained in the Property. The Net Acres shall be: (a) the Gross Acres contained within the Property; minus (b) the sum of the acres (or any partial acreage) within the Property which is contained in all existing and proposed roads, streets, rights-of-way, easements, flood plains and encroachments on the Property. The Survey shall contain a certificate by the surveyor or engineer, addressed to Seller, Purchaser and the Title Company certifying the number of Gross Acres and Net Acres contained within the Property. At Closing, the metes and bounds description of the Property reflected on the Survey shall be used in the Deed and any other documents requiring a legal description of the Property.

     5.2 REVIEW OF SURVEY. The review of the Survey shall be governed by the following:

                  (a) Purchaser Obligations. Purchaser shall have Five (5) days after the latest to be received of : (i) the Commitment; (ii) the Exception Documents; and (iii) the Survey, to provide to Seller written objections to the Survey. If such written objections have not been received by Seller prior to the end of such Five (5) day period, Purchaser shall be deemed to have conclusively accepted and approved the Survey.

                  (b) Seller Obligations. If Purchaser does timely deliver to Seller such written objections, Seller shall have Five (5) days from receipt of the objections to attempt to cure such objections. If Seller is unable or unwilling to cure such objections within such Five (5) day period, Purchaser may either:(i) waive such objections in writing and purchase the Property notwithstanding such objections; (ii) extend Seller additional time, not later than the date of Closing, to cure such objections; or (iii) terminate this Contract by written notice to Seller, in which event the Earnest Money Deposit shall be returned to Purchaser and neither Seller nor Purchaser shall have any further obligations hereunder.

                                   ARTICLE VI

                           INSPECTION AND EXAMINATION

     6.2 ENVIRONMENTAL SURVEY. The inspection and examination of the Property relative to the environmental condition of the Property shall be governed by the following:

                  (a) Examination Authority. Purchaser shall have the right to conduct a "Phase 1" environmental survey (the "Environmental Survey") of the Property, which must be completed prior to the expiration of the Inspection Period. If an Environmental Survey is conducted, then Purchaser shall cause a written report setting forth the findings obtained in that Environmental Survey to be delivered to Seller.

                  (b) Remediation/Termination. If, as a result of the Environmental Survey, or by any other means, Purchaser or Seller becomes aware of the existence of toxic or hazardous wastes (including asbestos), or other environmental contamination, on or within the Property, then Purchaser shall have the right to immediately terminate this Contract unless, Seller has made arrangements satisfactory to Purchaser to completely abate or remove the existing toxic or hazardous wastes or other environmental contamination in a manner that is reasonably acceptable to Purchaser and in compliance with applicable law. If Purchaser terminates this Contract pursuant to this Paragraph 6.2, then the Earnest Money Deposit shall be returned to Purchaser and the parties shall have no further obligations under this Contract.

         6.3 DOCUMENT INSPECTION. To facilitate Purchaser's inspection of the Property, Seller shall provide to Purchaser, within Five (5) days after the Effective Date, Seller shall provide Purchaser with the following information:

                  (a) Financial Statements. Seller shall provide the Purchaser with copies of year-end financial statements for the Hotels (the "Operating Statement") for the three (3) most recent full calendar years prior to Closing and, to the extent available, the current year.

                  (b) Taxes. Seller shall provide Purchaser with copies of the bill or bills issued for the three (3) most recent years for which bills have been issued for all real estate taxes, sales and occupancy taxes, and personal property taxes and with all notices pertaining to such taxes or assessments applicable to the Hotels.

                  (c) Contracts. Seller shall provide Purchaser with copies of all brokerage, commission, management, leasing, maintenance, repair, service, pest control, and supply contracts (including without limitation janitorial, elevator, scavenger, laundry, and landscaping agreements) and any other contracts or agreements relating to or affecting the Hotels that will be binding upon the Hotel or Purchaser subsequent to Closing, all as amended. Contemporaneously with the execution hereof, Seller shall provide Purchaser with copies of all notes, mortgages, leases, contracts, licenses, commitments, trademarks, trade names, copyrights, and engagements of Seller with respect to the Property and the business conducted thereon or any part thereof. At Closing, Seller shall furnish to Purchaser assignments, in form and content satisfactory to Purchaser's counsel, conveying and assigning such of the Contracts as Purchaser has agreed to assume and perform. Such assignments of Contracts shall contain all third party consents as may be required in order to validly assign same to Purchaser and shall require Purchaser to assume all obligations under such Contracts that may arise thereunder from and after the Closing (except as otherwise herein provided) and to indemnify Seller with respect thereto.

                  (d) Licenses. Seller shall provide Purchaser with copies of all licenses of Seller for the benefit of the Hotels or of third parties burdening the Hotels.

                  (e) Leases. Seller shall provide Purchaser with copies of all contracts, leases, and agreements for the Property.

                  (f) Insurance. Seller shall provide Purchaser with a schedule setting forth all the insurance policies owned by Seller with respect to the Property and indicating the carrier or carriers of such insurance, the type of coverage afforded by each such policy, the annual premium, the policy number, and the duration of the policy. Purchaser acknowledges that it will cause its own insurance to be placed on the Property at Closing.

                  (h) Reduction Certificate. Seller shall provide Purchaser with any estoppel letters from any mortgages as to mortgages encumbering the Real Property and/or Personal Property, to be furnished not less than Five (5) days prior to Closing.

                  (i) Payroll Summary. Seller shall provide Purchaser with a summary of Seller's payroll for employees.

                  (j) Franchise Reports. Seller shall provide Purchaser with copies of all inspection reports, deficiency letter, improvement requirements, and similar communications received by Seller from the Franchisor under the Franchise Agreement during the past twenty-four
         (24) calendar months.

                  (k) Inventory. The inventory of Personal Property of the Hotel shall be delivered to Purchaser in accordance with Paragraph 1.2.

                  (l) Title Insurance. Seller shall provide any previous title commitments.

                  (m) Judgments and Liens. Seller shall provide any and all documents relating to any suit or administrative proceeding, brought by a third party, pending or threatened against Seller.

                                   ARTICLE VII

                                     CLOSING

         7.1 CLOSING DATE. The date of closing (hereinafter referred to as the "Closing Date") shall be, and the event of closing (hereinafter referred to as the "Closing"), shall occur on July 28, 2002 in the offices of the Title Company, at such hour as Seller and Purchaser may mutually agree, but otherwise at 10:00 a.m., local time. Purchaser shall have the right, in its sole and absolute discretion, to extend the Closing Date an additional thirty (30) days upon deposit of a $100.00 check with the Title Company. Said deposit shall be non-refundable to Purchaser but shall be applied to the Purchase Price at Closing.

     7.2 CLOSING COSTS. At Closing, subject to the provisions of this Agreement, the costs shall be borne as set forth below:

          (a) Seller's Costs. Seller must pay: (i) Seller's pro rata portion of the property taxes upon the Property; (ii) all expenses of curing any Objections to the Title Commitment and/or Survey that Seller undertakes to cure;(iii) one-half of any escrow fee; (iv) the premium for the Owner's Policy of Title Insurance and the premium for the Survey deletion; and (v) its own attorney's fees, if any; and

          (b) Purchaser's Costs. Buyer must pay: (i) all attorney's fees for Buyer's attorneys; and (ii) one-half of any escrow fee.

         All other costs and expenses of Closing must be paid by the Party incurring or requesting the same, or according to the custom or practice of the Title Company for transactions that are similar to this transaction.

         7.3 RECORDING AND FILING FEES. Seller shall pay the recording fees for such documents as are required to be recorded or filed in order to cause title to the Property to be in the condition called for by this Agreement. Purchaser shall pay all other recording fees.

         7.4 TRANSFER FEES AND SALES TAX. Seller shall pay any Real Estate Transfer Fee imposed as a result of the conveyance of the Real Property and Seller shall pay all sales tax fees or other fees imposed as a result of the conveyance of the Personal Property.

         7.5 TAX PRORATION; ROLLBACK TAXES. Real and personal property taxes for the current tax year shall be prorated to the Closing Date. In the event that the Closing Date shall occur before the tax rate is established for the year in which Closing occurs, the apportionment of taxes shall be upon the basis of taxes levied upon the Property for the preceding year. Seller shall pay when due, all assessments and/or taxes for a change in the use of the Property for the period prior to Closing.

         7.6 SELLER'S OBLIGATIONS AT CLOSING. At Closing, Seller shall deliver to Purchaser the following documents which shall be duly executed and, where appropriate, acknowledged, together with any and all items or instruments necessary or appropriate thereto:

(a) Deed. The Deed; and

          (b) Owner Policy. The Owner Policy, containing no exception to title other than: (i) the standard printed exceptions in Schedule B to the Commitment, and the survey exception shall be amended to read "shortages in area" only, and the tax exception shall refer to taxes for the year 2000 and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership; and (ii) the Permitted Exceptions;

          (c) Non-foreign Affidavit. An Affidavit required pursuant to Section 1445 of the Internal Revenue Code stating, under penalties of perjury, that Seller nor any other party so swearing, is a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

          (d) Evidence of Authority. Any and all documents reasonably requested by the Title Company or required by this Agreement to confirm that this transaction and the parties executing such documents are fully authorized and empowered to so act;

          (e) Personal Property. Seller must deliver to Purchaser a Blanket Conveyance and Bill of Sale in a form acceptable to Purchaser, conveying the Personal Property and such property shall be conveyed free and clear of all liens and encumberances;

          (f) Ad Valorem Taxes. Seller must deliver to Purchaser tax certificates from all taxing authorities having jurisdiction over the Real Property, showing payments of all ad valorem taxes on said Property through the calendar year preceding the Closing of this Purchase and Sale; in the alternative, in the event such reports show that there are taxes upon the Real Property that are due and owing, Seller may pay the same; in any event, taxes for current year must be prorated between the parties pursuant to the provisions of this contract;

          (g) Management Contracts and Franchise Agreements. Seller shall warrant that the Real Property is free of Management Contracts and Franchise Agreements;

          (h) Assignments. Seller shall deliver executed copies of all leases and executory contracts assigned to Purchaser.

     7.7 PURCHASER'S OBLIGATIONS AT CLOSING. At Closing, Purchaser shall deliver to the Title Company:

     (a)  Cash  Funds.   The  cash  funds  relative  to  such  Closing  as  more
specifically described in Paragraph 2.1 hereof; and

     (b) Evidence of Authority. Any and all documents reasonably requested by the Title Company or required by this Agreement to confirm that this transaction and the parties executing such documents are fully authorized and empowered to so act.

     7.8 DELIVERY OF POSSESSION. Possession of the Property shall be delivered to Purchaser at Closing.

     7.9 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to consummate the transactions contemplated by this Agreement is, at its option, subject to the following conditions:

                  (a) Representations and Warranties. Purchaser's representations and warranties shall be true and correct as though made at the Closing.

                  (b) Performance. Purchaser shall have performed and complied with all covenants, agreements, obligations, and conditions on its part herein required to be performed or complied with at or before the Closing.

                  (c) Pending Litigation. There shall not be any suit or administrative proceeding, brought by a third party, pending or threatened against Seller or Buyer seeking to enjoin Seller and Buyer from completing the transactions contemplated by this Agreement.

     7.10 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is, at its option, subject to the following conditions.

                  (a) Representations and Warranties. Seller's representations and warranties shall be true and correct as though made at the Closing.

                  (b) Performance. Seller shall have performed and complied with all covenants, agreements, obligations, and conditions on its part herein required to be performed or complied with at or before the Closing.

                  (c) Pending Litigation. There shall not be any suit or administrative proceeding, brought by a third party, pending or threatened against Seller or Purchaser seeking to enjoin Seller and Purchaser from completing the transactions contemplated by this Agreement

                                  ARTICLE VIII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller represents, and warrants and covenants to Purchaser the following:

                  (a) Title to Property. Seller will deliver at Closing good, indefeasible, and fee simple title to the Property, free and clear of all mortgages, liens, encumbrances, leases, tenancies, security interest, covenants, conditions, restrictions, rights-of-way, easements, judgments or other matters affecting title other than those shown on Schedule B of the Commitment and otherwise permitted in this Contract.

                  (b) Authority. Seller has full power and authority to execute this Contract and perform all of its obligations hereunder.

                  (c) Condemnation; Legal Action. There is no pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, or pending public improvements, liens, or special assessments, in, about or outside the Property which will in any manner affect the Property or access to the Property, nor any legal action of any kind or character whatsoever affecting the Property which will in any manner affect Purchaser upon the consummation hereof, nor is any such action presently contemplated.

                  (d) Governmental Requirements. Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Property and that Seller's performance of this Contract will not result in any breach of, or constitute any default under, or result in imposition of, any lien or encumbrance upon the Property under any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound.

                  (e) Continued Operation. Seller will operate and manage the Property in substantially the same manner it has been operated and managed and will maintain the physical condition of the Property in the same or better condition as it presently exists to the date of Closing, reasonable wear and tear excepted.

                  (f) Environmental. Seller has no knowledge of and has received no notice concerning any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property or any portion thereof or on or from any adjacent property. Neither Seller nor, to the best of Seller's knowledge, any previous owner, tenant, licensee, invitee or user of the Property, or any other person or entity, has ever (i) used, generated, processed, stored, disposed of, released or discharged any Hazardous Materials on, under, or about the Property, or (ii) transported Hazardous Materials to, from or across the Property except as reflected in any environmental report or studies actually delivered by Seller to Purchaser. To the best of Seller's knowledge, the Property is in compliance with all applicable Environmental Laws. There are no orders, judgment, claims, suits, or proceedings concerning or affecting the Property with respect to any Environmental Law. Seller has not received any notice of any threatened or pending suit or proceeding concerning the Property relating to any Environmental Laws. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") and other federal laws governing the environment, pollution or hazardous materials as in effect on the Effective Date of this Contract together with their implementing regulations and guidelines as of the Effective Date of this Contract and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate the environment, pollution or hazardous materials. The term "Hazardous Materials" includes any substance, material waste, pollutant or contaminant regulated, listed or defined as hazardous or toxic under any Environmental Law. There are no underground storage tanks located on or under the Property, and to the best of Seller's knowledge, there have never been any underground storage tanks on or under the Property except as reflected in any environmental report or studies actually delivered by Seller to Purchaser. To the best of Seller's knowledge, the Property has not been used as a landfill or as a dump for garbage or refuse.

     (g) Mechanic's Liens. All bills for work done or materials furnished with respect to the Real Property have been paid in full or will be paid in full and discharged by Seller at or prior to Closing;

     8.2 PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Purchaser represents, warrants and covenants to Seller that Purchaser has full power and authority to execute this Contract and perform all of its obligations hereunder.

                                   ARTICLE IX

                                     DEFAULT

     9.1 PURCHASER'S DEFAULT. In the event that Purchaser shall fail to purchase the Property in accordance with the terms and conditions of this Contract, or otherwise default in the performance of Purchaser's obligations pursuant to this Contract, for any reason whatsoever other than Seller's default, Seller shall be paid and shall retain the Earnest Money Deposit as liquidated damages as Seller's sole remedy hereunder (it being agreed that actual damages would be difficult to determine, vague and speculative in nature). Seller hereby waives any and all other of its rights or remedies, at law or in equity, for breach of this Contract by Purchaser, including, but not limited to, a suit to enforce specific performance and a suit for damages.

     9.2 SELLER'S DEFAULT. In the event that Seller shall default in the performance of Seller's obligations hereunder, for any reason whatsoever other than Purchaser's default or as otherwise permitted hereunder, as Purchaser's only remedies hereunder, Purchaser may, at Purchaser's option: (i) purchase the Property notwithstanding such default pursuant to the remaining terms and provisions of this Contract, in which event such default shall be deemed waived;
(ii) terminate this Contract, in which event Purchaser shall be entitled to return of the Earnest Money Deposit, and neither Seller nor Purchaser shall have any further obligation hereunder; or (iii) file a suit to enforce specific performance. Purchaser hereby waives any and all other of its rights or remedies, at law or in equity, for breach of this Contract by Seller, including, but not limited to, a suit for damages.

                                    ARTICLE X

                           RISK OF LOSS; CONDEMNATION

         10.1 RISK OF LOSS. Risk of loss due to casualty up to and including the Closing Date shall be borne by Seller, except to the extent of any loss or damage caused solely by the acts of Purchaser or its agents, employees, contractors, or invitees. Seller shall repair and restore all damage to the Property and any improvements for which Seller has the risk of loss prior to the Closing. The provisions of this Paragraph 10.1 shall govern notwithstanding any contrary statutory provisions.

         10.2 CONDEMNATION. By notice to Purchaser given within ten (10) days after Seller receives notice of proceedings in eminent domain affecting the Property or any portion thereof, that are contemplated, threatened or instituted by any body having the power of eminent domain, and if necessary the Closing Date shall be extended to give Purchaser a period of twenty (20) working days to make such election, Purchaser may: (a) terminate this Contract and the Earnest Money shall be immediately returned to Purchaser without the necessity of obtaining any consent or release by Seller; or (b) proceed under this Contract, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award. The provisions of this Paragraph 10.2 shall govern notwithstanding any contrary statutory provisions.

                                   ARTICLE XI

                           BROKER FEES AND COMMISSIONS

         11.1 OBLIGATION TO PAY. Seller and Purchaser each hereby warrant and represent to the other that all claims for brokerage fees, commissions or finders' or other similar fees in connection with the transactions contemplated in this Contract, insofar as such claims shall be based on agreements made by either of the parties, shall be paid by the party making such agreements, and the party hereto making such agreement does hereby indemnify and hold the party hereto which does not make such agreement harmless from and against all liability, loss, cost, damage or expense (including but not limited to reasonable attorney's fees and costs of litigation) which the party hereto which does not make such agreement shall suffer or incur because of any claim by any broker, agent or finder claiming any compensation pursuant to such agreement with respect to the sale and purchase of the Property or the execution of this Contract. The terms of this Paragraph 11.1 shall survive Closing.

                                   ARTICLE XII

                                     NOTICE

         12.1 NOTICE DESIGNATION. All notices, objections and approvals referred to in this Contract must be given in writing and will be effective on the day the notice is (i) actually received by the addressee thereof after being sent by overnight delivery (such as Federal Express) or having been personally hand delivered by the sender, (ii) deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, and properly addressed to the party to receive said notice, or (iii) sent to the addressee by telecopier, facsimile or similar transmitting machine, as the case may be. The notice addresses of the parties will be those specified below until further notice:

                  SELLER:           Dina Inc


                                    (    )  Telephone
                                    (    )  Facsimile


                  PURCHASER:        Hospitality Plus Corporation, Inc
                                    6060 North Central Express Way
                                    Suite 560 #7
                                    Dallas, Texas 75206
                                    (214) 800-2842 Telephone
                                    (214) 800-2842 Facsimile


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 OFFER OF SALE. The execution of this Contract by the Purchaser constitutes an offer to buy the Property. Unless this Contract is accepted by Seller within Two (2) days of Purchaser's execution hereof, and a fully executed copy is delivered to the Purchaser, the offer of this Contract shall be automatically revoked and terminated.

         13.2 BINDING AGREEMENT. This Contract and all of the terms, provisions and covenants contained herein shall apply to, be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

         13.3 CAPTIONS. The captions employed in this Contract are for convenience only and are not intended in any way to limit or amplify the terms and provisions of this Contract.

         13.4     TIME OF THE ESSENCE.  TIME IS OF THE ESSENCE of this Contract.

         13.5 CHOICE OF LAW. This Contract shall be construed in accordance with the laws of the State of Texas, and shall be specifically performable in Dallas County, Texas.

         13.6 ENTIRE AGREEMENT. This Contract contains the entire agreement of the parties with respect to the subject matter hereof, and shall not be varied, amended, or superseded except by written agreement between the parties hereto.

         13.7 COUNTERPART EXECUTION. This Contract may be executed in counterparts, each of which shall constitute an original, and all which taken together shall constitute an original and all which taken together shall constitute a single agreement.

         13.8 DATE COMPUTATION. If any date of significance hereunder falls upon a Saturday, Sunday or recognized Federal holiday, such date will be deemed moved forward to the next day which is not a Saturday, Sunday or recognized Federal holiday. The terms "working day" shall mean days elapsed exclusive of Saturday, Sunday or recognized Federal holidays.

         13.9 CONTRACT CONSIDERATION. In addition to the Earnest Money Deposit, Purchaser shall pay to Seller the sum of $100.00 as independent contract consideration for Seller's execution and delivery of this Contract and all provisions of the Contract, including Purchaser's right to terminate this Contract during the Inspection Period. This independent contract consideration is in addition to and independent of any other consideration or payment provided in this Contract and is non-refundable to Purchaser.

         13.10 ASSIGNMENT. Nothing herein shall be construed to restrict or prohibit the right of either party to assign this Contract.

         13.11 EFFECTIVE DATE. This Contract (or a counterpart hereof) must be executed by Purchaser and Seller and a fully executed copy hereof (or executed counterparts) deposited with the Title Company not later than five (5) days after execution hereof by the latter of Purchaser or Seller (the actual date of deposit being herein referred to as the "Effective Date"), or this Contract shall become null, void and of no effect whatsoever.

         13.12 LITIGATION. In the event either party hereto is required to employ an attorney because of the default of the other party, then the defaulting party shall pay to the non-defaulting party court costs and reasonable attorney fees incurred in the enforcement of this Agreement.

         13.13 CONSTRUCTION. This Contract is the result of negotiations between the parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings. Seller and Buyer hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Contract that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Contract or any earlier draft of the same.

         13.14 SURVIVAL CLAUSE. The provisions of Articles VIII and XIII of the Contract shall survive the Closing and remain in full force and effect after Closing as between the parties hereto.

IN WITNESS WHEREOF, the parties hereunto set their hands and seals as of the Effective Date described in Paragraph 13.11 hereof.


                               SELLER:

                               Dina, Inc,
                               a                corporation

                               By:___________________________________
                               Printed Name:_________________________
                               Title:________________________________

                               Execution Date:_______________________


                               PURCHASER:

                               Hospitality Plus Corporation, Inc.,
                               a Nevada corporation

                               By:___________________________________
                               Printed Name:_________________________
                               Title:________________________________

                               Execution Date:_______________________

                           ACCEPTANCE BY TITLE COMPANY

         The undersigned title company, FIDELITY NATIONAL TITLE COMPANY, referred to in the foregoing Contract as the "Title Company", hereby acknowledges receipt of a fully executed copy (or executed counterparts) of the foregoing Contract and the Earnest Money Deposit referred to therein, and accepts the obligations of the Title Company as set forth therein.

                                 FIDELITY NATIONAL TITLE COMPANY


                                 By:_______________________________________
                                 Printed Name:______________________________
                                 Title:______________________________________

                                 Date:______________________________________
                                                   "Effective Date"

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION